SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No. 0-12792

Date of Report: August 13, 2009

APOGEE ROBOTICS, INC.
(Name of Registrant in its Charter)

Delaware	84-0916585
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1077 Ala Napunani Street, Honolulu, HI 96818
(Address of principal executive offices)
808-429-5954
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Change in Registrant’s Certifying Accountant

On August 13, 2009 Apogee Robotics, Inc. completed a reverse merger in which the shareholders of Advanced Swine Genetics, Inc. received a majority of the capital stock of Apogee Robotics, Inc. in exchange for the outstanding capital stock of Advanced Swine Genetics, Inc.  At the time of the reverse merger, MS Group CPA LLC was the auditor of record for Advanced Swine Genetics, Inc.  Accordingly, on August 13, 2009, by reason of the reverse merger, MS Group CPA LLC became the principal independent accountant for Apogee Robotics, Inc.  Therefore, the Board of Directors of Apogee Robotics, Inc. dismissed Michael F. Cronin from his position as the principal independent accountant for Apogee Robotics, Inc.

The audit report of Michael F. Cronin on Apogee Robotics, Inc.’s financial statements for the years ended June 30, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion or qualification.  Michael F. Cronin did not, during the applicable periods, advise Apogee Robotics, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

Apogee Robotics, Inc. and Michael F. Cronin have not, during Apogee Robotics, Inc.’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Michael F. Cronin’s satisfaction, would have caused Michael F. Cronin to make reference to the subject matter of the disagreement in connection with his reports.

Apogee Robotics, Inc. has requested Michael F. Cronin to furnish a letter addressed to the Securities Exchange Commission stating whether or not Michael F. Cronin agrees with the statements in this 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

Apogee Robotics, Inc. has retained the firm of MS Group CPA LLC to serve as its principal independent accountant.  At no time during the past two fiscal years or any subsequent period prior to August 13, 2009 did Apogee Robotics, Inc. consult with MS Group CPA LLC  regarding any matter of the sort described above with reference to Michael F. Cronin, any issue relating to the financial statements of Apogee Robotics, Inc., or the type of audit opinion that might be rendered for Apogee Robotics, Inc.

Item 9.01             Financial Statements and Exhibits

Exhibits

16.	Letter from Michael F. Cronin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 12, 2009	APOGEE ROBOTICS, INC.
By: /s/ Ligang Shang
Ligang Shang, Vice President - Operations